UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 16, 2005
(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	1-1035 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
122 – 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)
306 / 933-8500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
     On November 16, 2005, our Board of Directors approved our 2006 Medium Term Incentive Plan (the “Plan”). The Plan will commence on January 1, 2006 and replace our existing Long Term Incentive Plan (2003-2005), the performance period of which ends on December 31, 2005.
     The Plan is intended to reward senior executives and other key employees for superior performance over an extended period and for continued contributions to our long-term success. The performance objectives under the Plan are designed to further align the interests of senior executives and other key employees with those of shareholders by linking the vesting of awards to the total return to shareholders over the three-year performance period ending December 31, 2008 (called “Total Shareholder Return” or “TSR”). TSR measures the capital appreciation in the shares, including dividends paid over the performance period, and thereby simulates the actual investment performance of the shares.
     The senior executives and other key employees that will be eligible to participate in the Plan and the number of units to be awarded to such participants will be determined as of January 1, 2006, the beginning of the three-year performance period. The number of units awarded to a Plan participant generally will be based on the participant’s salary, position and potential for contribution to our success, and the share price of our common stock at the beginning of the performance period.
     Under the Plan, vesting of one-half of the awards will be based on increases in the TSR over the three-year performance period ending December 31, 2008. Vesting of the remaining one-half of the awards will be based on the extent to which the TSR matches or exceeds the TSR of the common shares of a group of peer companies over the performance period. The peer group of companies will consist of those companies that are included in the Dow Jones U.S. Basic Materials Companies Index. Vested units will be settled in cash based on the share price of our common stock generally at the end of the performance period. None of the units will vest if minimum TSR-based performance objectives are not achieved.
     Participants generally will be required to continue in a qualifying position with us throughout the performance period as one of the conditions to vesting. However, if a participant’s employment terminates earlier due to the participant’s retirement, disability or death or we terminate a participant’s employment without just cause, the participant will be entitled to a cash payment in settlement of a pro rata number of units, with vesting determined based on the achievement of performance objectives as of the date of termination. A participant who resigns or whose employment is terminated for just cause will forfeit all rights to any units granted under the Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.
	By:	/s/ JOSEPH PODWIKA
	Name:	Joseph Podwika
Dated: November 21, 2005	Title:	Vice President, General Counsel and Secretary